Exhibit 99.1

First Financial Bancorp Strengthens its Columbus, Ohio Market
Entrance With the Acquisition of Guernsey Bancorp, Inc.

Cincinnati, Ohio - April 29, 2014 - First Financial Bancorp (Nasdaq: FFBC) (the “Company”), the parent company of First Financial Bank (collectively with the Company, “First Financial”), and Guernsey Bancorp, Inc. (“Guernsey”) announced today the signing of a definitive merger agreement. Under the terms of the merger agreement, First Financial will acquire Guernsey for cash consideration of $13.5 million and the transfer of a single bank-owned property with a book value of $1.0 million to Guernsey’s sole shareholder.

Guernsey, through its wholly-owned subsidiary, The Guernsey Bank, serves commercial and consumer clients through three full service locations in the communities of Worthington, Upper Arlington and Westerville within the Columbus, Ohio market. As of December 31, 2013, The Guernsey Bank had total assets of $122.9 million, total loans of $74.5 million and total deposits of $100.5 million.

“This partnership with Guernsey marks the next significant step in building the First Financial brand within Columbus and Central Ohio and highlights our strong commitment to this dynamic market,” commented Claude Davis, President and CEO of the Company. “Guernsey has built a strong reputation in its communities through the delivery of outstanding client service. Its three banking centers in highly attractive locations, together with its strong consumer banking platform, provide a perfect complement to the transactions we announced late in 2013. From a market share perspective, Guernsey’s deposit base combined with those of The First Bexley Bank and Insight Bank will position First Financial as the largest community bank serving Franklin County in the metropolitan Columbus market.”

Robert Patrella, President and CEO of Guernsey added, “We are excited about this partnership with First Financial, a growth-oriented organization highly committed to the communities and markets it serves. Joining First Financial will enable us to better serve our clients with an expanded set of products and capabilities while maintaining a high level of exceptional and personalized service.”

Excluding estimated restructuring charges, First Financial expects the transaction to be accretive to 2014 diluted earnings per share by $0.01, to 2015 diluted earnings per share by $0.02 and $0.04 annually thereafter. Including estimated restructuring charges and pro forma merger adjustments, dilution to tangible book value per common share as of March 31, 2014 is expected to be $0.13, or 1.3%, with an earnback period of approximately four years.

The transaction is expected to be completed during the second half of 2014, subject to regulatory approvals and other customary closing conditions. Frost Brown Todd LLC served as legal counsel to First Financial. Keefe, Bruyette and Woods, Inc. served as financial advisor and Patton Boggs LLP served as legal counsel to Guernsey.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company. As of March 31, 2014, the Company had $6.5 billion in assets, $4.0 billion in loans, $4.8 billion in deposits and $691 million in shareholders’ equity. The Company’s subsidiary, First Financial Bank, N.A., founded in 1863, provides banking and financial services products through its four lines of business: commercial, consumer, wealth management and mortgage. The commercial, consumer and mortgage units provide traditional banking services to business and retail clients. First Financial Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.5 billion in assets under management as of March 31, 2014. The Company’s strategic operating markets are located in Ohio, Indiana and Kentucky where it operates 106 banking centers. Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.

About Guernsey Bancorp, Inc.
Guernsey Bancorp, through its wholly-owned subsidiary, The Guernsey Bank, provides banking and financial services to individuals and commercial customers in Franklin County and its surrounding areas in Central Ohio from its three full-service banking locations. As of December 31, 2013, The Guernsey Bank had total assets of $122.9 million, total loans of $74.5 million and total deposits of $100.5 million. Additional information about The Guernsey Bank can be found on its website at www.guernseybank.com.

Forward-Looking Statement
Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors and statements of future economic performances and statements of assumptions underlying such statements. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” ‘‘intends,’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to: economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act); management’s ability to effectively execute its business plan; mergers and acquisitions, including costs or difficulties related to the integration of acquired companies, including the recently announced proposed acquisitions of The First Bexley Bank, Insight Bank and Guernsey Bancorp; the Company’s ability to comply with the terms of loss sharing agreements with the FDIC; the effect of changes in accounting policies and practices; and the costs and effects of litigation and of unexpected or adverse outcomes in such litigation. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as well as its other filings with the SEC, for a more detailed discussion of these risks, uncertainties and other factors that could cause actual results to differ from those discussed in the forward-looking statements. Such forward-looking statements are meaningful only on the date when such statements are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events. All forward-looking statements included in this news release are based on information available at the time of the release. Neither First Financial nor Guernsey assumes any obligation to update any forward-looking statement.

First Financial Bancorp Contact Information
Investors/Analysts    Media
Kenneth Lovik    Jenny Keighley
Senior Vice President, Investor Relations and    Assistant Vice President, Media Relations Manager
Corporate Development    (513) 979-5852
(513) 979-5837    jennifer.keighley@bankatfirst.com
kenneth.lovik@bankatfirst.com

Guernsey Bancorp, Inc. Contact Information
Robert D. Patrella
President & CEO
(614) 854-0400
rpatrella@guernseybank.com